UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2016

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 27, 2016, Alcoa Inc. (the “Company”) issued a press release announcing the closing of an offering of senior notes by Alcoa Nederland Holding B.V. (the “Issuer”), a wholly owned subsidiary of Alcoa Upstream Corporation (“Alcoa Corporation”), which is currently a wholly owned subsidiary of the Company. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished, not filed, in accordance with the provisions of General Instruction B.2 of Form 8-K. The furnishing of this information in Item 7.01 of Form 8-K will not be deemed an admission that such information is material information that is not otherwise publicly available.

Item 8.01.	Other Events.

On September 27, 2016, the Issuer completed an offering of $750,000,000 aggregate principal amount of 6.75% senior notes due 2024 (the “2024 notes”) and $500,000,000 aggregate principal amount of 7.00% senior notes due 2026 (the “2026 notes” and, together with the 2024 notes, the “notes”). The notes were issued pursuant to an indenture (the “Indenture”) among (i) the Issuer, (ii) Alcoa Corporation and (iii) The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”).

Concurrently with the closing, the Issuer deposited (i) the net proceeds from the offering of notes and (ii) an additional amount of cash sufficient to fund the redemption of the notes and to pay all regularly scheduled interest on the notes to, but not including, the latest possible redemption date for the Special Mandatory Redemption (as defined below) and to pay the maximum possible Special Mandatory Redemption Price (as defined below) into segregated escrow accounts. The release of the escrowed funds will be subject to the conditions set forth in the escrow agreements among the Issuer, the Trustee and SunTrust Bank, as escrow agent (the “Escrow Agent”) and securities intermediary, including the delivery of an officer’s certificate to the Trustee and Escrow Agent to the effect, among other things, that the separation of the Alcoa Corporation Business (as defined in the Indenture) from the Company and the distribution of Alcoa Corporation’s common stock to the Company’s stockholders will occur substantially concurrently with the release of the escrowed funds and that each Initial Subsidiary Guarantor (as defined in the Indenture) has executed and delivered to the Trustee a supplemental indenture to the Indenture to provide a guarantee and that such guarantee will be effective from and after the separation and distribution. If the separation and distribution have not been completed on or before April 3, 2017 (the “Outside Date”) or, prior to the Outside Date, the Issuer has delivered to the Trustee and the Escrow Agent an officer’s certificate stating that the separation and distribution have been abandoned or that the conditions for the release of funds will not be satisfied, the Issuer must redeem the notes (the “Special Mandatory Redemption”) at a price equal to (i) 100% of the principal amount of the notes if the redemption occurs on or before December 31, 2016 or (b) 101% of the principal amount of the notes otherwise, in each case, plus accrued and unpaid interest to, but not including, the date on which the Special Mandatory Redemption occurs (the “Special Mandatory Redemption Price”).

Prior to the satisfaction of the conditions for the release of funds, the notes are secured by a first-priority lien on the funds held in the escrow accounts. Prior to the distribution date, the notes are guaranteed on a senior unsecured basis by Alcoa Corporation only. From and after the distribution date, the notes will be guaranteed on a senior unsecured basis by Alcoa Corporation and Alcoa Corporation’s subsidiaries that are guarantors under the secured revolving credit agreement among the Issuer, Alcoa Corporation and a syndicate of lenders and issuers named therein and JPMorgan Chase Bank, N.A., as administrative agent, dated as of September 16, 2016 (the “Revolving Credit Agreement”) on the distribution date, subject to certain exceptions (the “subsidiary guarantors” and, together with Alcoa Corporation, the “guarantors”). Each of the subsidiary guarantors will be released from their note guarantees upon the occurrence of certain events, including the release of such guarantor from its obligations as a guarantor under the Revolving Credit Agreement.

The Indenture contains certain restrictive covenants that will, after the separation and distribution, limit the Issuer’s and each guarantor’s ability to, among other things, incur, assume or guarantee debt or issue certain disqualified equity interests and preferred shares; pay dividends on or make other distributions in respect of capital stock and make other restricted payments and investments; sell or transfer certain assets; create liens on assets to secure debt unless the notes are secured equally and ratably; enter into certain transactions with our affiliates; restrict dividends and other payments by certain of our subsidiaries; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and take any actions that would reduce our ownership of AWAC entities below an agreed level. These covenants are subject to a number of limitations and exceptions. The Indenture also contains customary events of default.

The notes may be redeemed at the Issuer’s option, in whole or in part, at any time and from time to time after September 30, 2019, in the case of the 2024 notes, and September 30, 2021, in the case of the 2026 notes, at the applicable redemption prices that will be set forth in the Indenture. At any time prior to such dates, the Issuer will be entitled at its option to redeem all, but not less than all, of the notes at a “make-whole” redemption price that will be set forth in the Indenture. Additionally, at any time prior to September 30, 2019, the Issuer may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the notes of each series at the applicable redemption prices set forth in the Indenture with the net cash proceeds of certain equity offerings. The notes may also be redeemed at the option of the Issuer at any time in connection with certain changes in withholding taxes. Upon the occurrence of a change of control, if certain other conditions are met, the Issuer must offer to purchase the notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest.

Upon release from escrow, the Issuer intends to use a substantial portion of the net proceeds of the issuance of the notes to make a payment to the Company to fund the transfer of certain assets from the Company to the Issuer in connection with the separation and distribution, and remaining net proceeds may be used for general corporate purposes.

The foregoing description of the Indenture is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished and filed, respectively, as exhibits to this report:

Exhibit No.	Description

99.1	Press release of Alcoa Inc., dated September 27, 2016.

99.2	Indenture, dated September 27, 2016, among Alcoa Nederland Holding B.V., Alcoa Upstream Corporation and The Bank of New York Mellon Trust Company, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ PETER HONG
Name:	Peter Hong
Title:	Vice President and Treasurer

Date: September 27, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Alcoa Inc., dated September 27, 2016.

99.2	Indenture, dated September 27, 2016, among Alcoa Nederland Holding B.V., Alcoa Upstream Corporation and The Bank of New York Mellon Trust Company, National Association.